Exhibit 23.1

PERCY S. YANG, CPA, ABV

KATHLEEN M. ALAMEDA, CPA

DEBRA K. DOBLE, CPA

LOUISE SALLMANN (RETIRED)

_______________

CYNTHIA BROWN, CPA

JENNIFER D. CASTELLUCCIO, CPA

KAYLEEN J. CLEMENS, CPA

DEE MADHAVPEDDI, CPA

MICHAEL R. RAMIL, CPA

JOHN M. ROSENTHAL, CPA

PATRICK T. SULLIVAN, CPA

GEORGEAN M. VONHEEDER LEOPOLD, EA

December 22, 2005

The Board of Directors and Shareholders

Thanksgiving Coffee Company, Inc.

19100 S Harbor Drive

Fort Bragg, CA 95437-1918

Re:	Consent of Independent Registered Public Account Firm

Dear Board of Directors and Shareholders:

We consent to incorporation by reference in the registration statements on Form 10-KSB of our reports dated March 18, 2005, relating to the consolidated balance sheets of Thanksgiving Coffee Company, Inc. as of December 31, 2004 and 2003, and the related statements of income, accumulated deficit, and cash flows for each of the three fiscal years in the three-year period ended December 31, 2004 reporting as of December 31, 2004.

If you have any questions, please call.

Very truly yours,

/s/ Sallmann, Yang & Alameda

SALLMANN, YANG & ALAMEDA

An Accountancy Corporation

6601 Koll Center Parkway, Suite 180 • Pleasanton, CA 94566-3254 • (925) 426-7744 • Fax (925) 426-7772 • www.syacpa.com

Dedicated to Your Success Since 1963